Exhibit 99.1

Omnicom Group Reports Second Quarter and Year-to-Date
2018 Results

NEW YORK, July 17, 2018 - Omnicom Group Inc. (NYSE: OMC) today announced that its net income for the second quarter of 2018 increased $35.6 million, or 10.8%, to $364.2 million from $328.6 million in the second quarter of 2017. Diluted net income per common share for the second quarter of 2018 increased twenty cents, or 14.3%, to $1.60 per share versus $1.40 per share for the second quarter of 2017.

Omnicom’s worldwide revenue in the second quarter of 2018 increased 1.8% to $3,859.6 million from $3,790.1 million in the second quarter of 2017. The components of the change in revenue included an increase in revenue from the positive foreign exchange rate impact of 2.1%, a decrease in acquisition revenue, net of disposition revenue of 1.0% and an increase in revenue from organic growth of 2.0% when compared to the second quarter of 2017. In addition, effective January 1, 2018, we adopted FASB Accounting Standards Codification Topic 606 "Revenue from Contracts with Customers" ("ASC 606"). We elected to adopt ASC 606 applying the modified retrospective method. The effect on revenue in the second quarter of 2018 from adopting ASC 606 when compared to the second quarter of 2017 was a decrease in revenue of 1.3%.

Organic growth in the second quarter of 2018 as compared to the second quarter of 2017 in our fundamental disciplines was as follows: Advertising increased 1.6%, CRM Consumer Experience increased 7.1%, CRM Execution & Support decreased 4.4%, Public Relations increased 2.7% and Healthcare increased 4.8%.

Across our regional markets, organic growth in the second quarter of 2018 as compared to the second quarter of 2017 was 11.2% in the Euro Markets and Other Europe, 8.5% in Asia Pacific and 2.5% in Latin America, while North America decreased 0.9%, the United Kingdom decreased 2.2% and the Middle East and Africa decreased 8.0%.

Operating profit in the second quarter of 2018 increased $10.8 million, or 1.9%, to $582.3 million from $571.5 million in the second quarter of 2017. Our operating margin for the second quarter of 2018 of 15.1% was unchanged when compared to

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Omnicom Group Inc.

the second quarter of 2017. The impact from adopting ASC 606 reduced operating profit by $7.5 million during the second quarter of 2018.

For the second quarter of 2018, our income tax rate was 25.8% compared to 32.0% for the same period in 2017. The year over year difference in our effective tax rate primarily resulted from the enactment of the Tax Cuts and Jobs Act (the "2017 Tax Act"), which reduced the U.S. Federal statutory tax rate from 35% to 21%. In addition, the decrease in the effective tax rate reflects a reduction in the expected incremental U.S. tax applied against Omnicom's overall foreign earnings of $12 million.

Full Year

Net income - Omnicom Group Inc. for the six months ended June 30, 2018 increased $57.9 million, or 10.2%, to $628.3 million from $570.4 million in the same period in 2017. Diluted net income per common share for the six months ended June 30, 2018 increased thirty-one cents, or 12.8%, to $2.73 per share compared to $2.42 per share for the six months ended June 30, 2017.

Worldwide revenue for the six months ended June 30, 2018 increased 1.5% to $7,489.2 million from $7,377.6 million in the same period of 2017. The components of the change in revenue included an increase in revenue from the positive foreign exchange rate impact of 3.1%, a decrease in acquisition revenue, net of disposition revenue of 2.6% and an increase in revenue from organic growth of 2.2% when compared to the same period of 2017. The effect on revenue for the six months ended June 30, 2018 from adopting ASC 606 when compared to the same period of 2017 was a decrease in revenue of 1.2%.

Organic growth for the six months ended June 30, 2018 compared to the same period in 2017 in our fundamental disciplines was as follows: Advertising increased 1.6%, CRM Consumer Experience increased 7.0%, CRM Execution & Support decreased 1.7%, Public Relations increased 1.8% and Healthcare increased 3.8%.

Across our regional markets, organic growth for the six months ended June 30, 2018 as compared to the same period of 2017 was 0.3% in the United Kingdom, 10.5% in the Euro Markets and Other Europe, 7.9% in Asia Pacific and 2.8% in Latin America, while North America decreased 0.5% and the Middle East and Africa decreased 8.3%.

Omnicom Group Inc.

Operating profit for the six months ended June 30, 2018 increased $16.7 million, or 1.7%, to $1,003.9 million compared to $987.2 million for the same period in 2017. Our operating margin for the six months ended June 30, 2018 of 13.4% was unchanged when compared to the same period in 2017. The impact from adopting ASC 606 reduced operating profit by $14.0 million for the six months ended June 30, 2018.

For the six months ended June 30, 2018, our income tax rate was 25.2% compared to 30.8% for the same period in 2017. The year over year difference in our effective tax rate primarily resulted from the enactment of the 2017 Tax Act, as described above. In addition, income tax expense for the six months ended June 30, 2018 was reduced by approximately $25 million, resulting from the successful resolution of foreign tax claims during the first quarter of 2018 and a reduction in the expected incremental U.S. tax applied against Omnicom's overall foreign earnings during the second quarter of 2018.

Non-GAAP Financial Measures

We use certain non-GAAP financial measures in describing our performance. We use EBITA (defined as earnings before interest, taxes and amortization of intangible assets) and EBITA margin (defined as EBITA divided by revenue) as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization of intangible assets arising from acquisitions). Accordingly, we believe they are useful measures for investors to evaluate the performance of our business. The financial tables at the end of this document reconcile the GAAP financial measure of net income to EBITA for the periods presented.

For the second quarter of 2018, EBITA increased $9.3 million, or 1.6%, to $609.3 million from $600.0 million in the second quarter of 2017. Our EBITA margin of 15.8% was unchanged when compared to the second quarter of 2017.

For the six months ended June 30, 2018, EBITA increased 1.2%, or $12.3 million, to $1,058.4 million from $1,046.1 million for the same period in 2017. Our EBITA margin for the six months ended June 30, 2018 decreased to 14.1% versus 14.2% for the same period in 2017.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-

Omnicom Group Inc.

GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Definitions - Components of Revenue Change

We use certain terms in describing the components of the change in revenue above.

Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue.

Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the disposition date. The acquisition revenue and disposition revenue amounts are netted in the presentation above.

Organic growth: calculated by subtracting the foreign exchange rate impact component and the acquisition revenue, net of disposition revenue component from total revenue growth, excluding the impact of the adoption of ASC 606.

About Omnicom Group Inc.

Omnicom Group Inc. (NYSE: OMC) (www.omnicomgroup.com) is a leading global marketing and corporate communications company. Omnicom’s branded networks and numerous specialty firms provide advertising, strategic media planning and buying, digital and interactive marketing, direct and promotional marketing, public relations and other specialty communications services to over 5,000 clients in more than 100 countries. Follow us on Twitter for the latest news.

For a live webcast or a replay of our second quarter earnings conference call, go to http://investor.omnicomgroup.com/investor-relations/news-events-and-filings.

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Contacts

Investor Relations:	Media:
Shub Mukherjee, 212-415-3011	Joanne Trout, 212-415-3669
shub.mukherjee@omnicomgroup.com	joanne.trout@omnicomgroup.com

Omnicom Group Inc.

Consolidated Statements of Income

Three Months Ended June 30

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2018 (a)	2017

Revenue	$3,859.6	$3,790.1
Operating Expenses:
Salary and service costs	2,772.9	2,731.7
Occupancy and other costs	319.6	305.7
Costs of services	3,092.5	3,037.4
Selling, general and administrative expenses	117.4	110.1
Depreciation and amortization	67.4	71.1
	3,277.3	3,218.6
Operating Profit	582.3	571.5
Interest Expense	66.4	62.8
Interest Income	13.9	11.5
Income Before Income Taxes	529.8	520.2
Income Tax Expense	136.7	166.7
Income From Equity Method Investments	1.7	1.6
Net Income	394.8	355.1
Net Income Attributed To Noncontrolling Interests	30.6	26.5
Net Income - Omnicom Group Inc.	364.2	328.6
Net income allocated to participating securities	(0.1)	(0.5)
Net income available for common shares	$364.1	$328.1

Net income per common share - Omnicom Group Inc.
Basic	$1.61	$1.41
Diluted	$1.60	$1.40

Weighted average shares (in millions)
Basic	226.8	232.1
Diluted	228.1	234.0

Dividends declared per common share	$0.60	$0.55

(a)	On January 1, 2018 we adopted FASB ASC Topic 606 “Revenue from Contracts with Customers” ("ASC 606"). ASC 606 was applied using the modified retrospective method, where the cumulative effect of initial application is recognized as an adjustment to opening retained earnings at January 1, 2018. Therefore, comparative prior periods have not been adjusted and continue to be reported under ASC 605 "Revenue Recognition" ("ASC 605"). The adoption of ASC 606 did not materially impact our financial position. For the three months ended June 30, 2018, the adoption of ASC 606 reduced revenue by $49.0 million and operating profit by $7.5 million. The adoption of ASC 606 did not have a material impact on Net Income - Omnicom Group Inc. or Diluted net income per common share - Omnicom Group Inc. for the three months ended June 30, 2018. As required, a comparison of the current presentation under ASC 606 to the prior presentation under ASC 605 is provided below.

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Impact of the Adoption of ASC 606

Three Months Ended June 30

(Unaudited)

(Dollars in Millions)

	2018 Reported under ASC 606	2018 Adjustments	2018 Excluding Impact of Adoption of ASC 606

Revenue	$3,859.6	$49.0	$3,908.6
Operating Expenses	3,277.3	41.5	3,318.8
Operating Profit	$582.3	$7.5	$589.8

The above table presents the U.S. GAAP financial measures of Revenue, Operating Expenses and Operating Profit as reported, as well as the impact of the adoption of ASC 606 on these measures for the period presented. The impact of the adoption of ASC 606 on net income - Omnicom Group Inc. and diluted net income per share - Omnicom Group Inc. was not material.

Omnicom Group Inc.

Consolidated Statements of Income

Six Months Ended June 30

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2018 (a)	2017

Revenue	$7,489.2	$7,377.6
Operating Expenses:
Salary and service costs	5,485.7	5,420.2
Occupancy and other costs	639.9	607.6
Costs of services	6,125.6	6,027.8
Selling, general and administrative expenses	222.9	218.8
Depreciation and amortization	136.8	143.8
	6,485.3	6,390.4
Operating Profit	1,003.9	987.2
Interest Expense	128.6	121.9
Interest Income	29.3	25.3
Income Before Income Taxes	904.6	890.6
Income Tax Expense	227.7	274.7
Income From Equity Method Investments	2.6	1.6
Net Income	679.5	617.5
Net Income Attributed To Noncontrolling Interests	51.2	47.1
Net Income - Omnicom Group Inc.	628.3	570.4
Net income allocated to participating securities	(0.1)	(1.0)
Net income available for common shares	$628.2	$569.4

Net income per common share - Omnicom Group Inc.
Basic	$2.75	$2.44
Diluted	$2.73	$2.42

Weighted average shares (in millions)
Basic	228.5	233.3
Diluted	229.8	235.2

Dividends declared per common share	$1.20	$1.10

(a)	On January 1, 2018 we adopted FASB ASC Topic 606 “Revenue from Contracts with Customers” ("ASC 606"). ASC 606 was applied using the modified retrospective method, where the cumulative effect of initial application is recognized as an adjustment to opening retained earnings at January 1, 2018. Therefore, comparative prior periods have not been adjusted and continue to be reported under ASC 605 "Revenue Recognition" ("ASC 605"). The adoption of ASC 606 did not materially impact our financial position. For the six months ended June 30, 2018, the adoption of ASC 606 reduced revenue by $91.4 million and operating profit by $14.0 million. The adoption of ASC 606 did not have a material impact on Net Income - Omnicom Group Inc. or Diluted net income per common share - Omnicom Group Inc. for the six months ended June 30, 2018. As required, a comparison of the current presentation under ASC 606 to the prior presentation under ASC 605 is provided below.

Omnicom Group Inc.

Impact of the Adoption of ASC 606

Six Months Ended June 30

(Unaudited)

(Dollars in Millions)

	2018 Reported under ASC 606	2018 Adjustments	2018 Excluding Impact of Adoption of ASC 606

Revenue	$7,489.2	$91.4	$7,580.6
Operating Expenses	6,485.3	77.4	6,562.7
Operating Profit	$1,003.9	$14.0	$1,017.9

The above table presents the U.S. GAAP financial measures of Revenue, Operating Expenses and Operating Profit as reported, as well as the impact of the adoption of ASC 606 on these measures for the period presented. The impact of the adoption of ASC 606 on net income - Omnicom Group Inc. and diluted net income per share - Omnicom Group Inc. was not material.

Omnicom Group Inc.

Reconciliation of Non-GAAP Financial Measures

Three Months Ended June 30

(Unaudited)

(Dollars in Millions)

	2018	2017

Net Income - Omnicom Group Inc.	$364.2	$328.6
Net Income Attributed To Noncontrolling Interests	30.6	26.5
Net Income	394.8	355.1
Income From Equity Method Investments	1.7	1.6
Income Tax Expense	136.7	166.7
Income Before Income Taxes	529.8	520.2
Interest Income	13.9	11.5
Interest Expense	66.4	62.8
Operating Profit	582.3	571.5
Add back: Amortization of intangible assets	27.0	28.5
Earnings before interest, taxes and amortization of intangible assets ("EBITA")	$609.3	$600.0

Revenue	$3,859.6	$3,790.1
EBITA	$609.3	$600.0
EBITA Margin - %	15.8%	15.8%

The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to EBITA (defined as earnings before interest, taxes and amortization of intangibles) and EBITA Margin (defined as EBITA divided by revenue) for the periods presented. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization of intangible assets arising from acquisitions). Accordingly, we believe they are useful measures for investors to evaluate the performance of our business. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Omnicom Group Inc.

Reconciliation of Non-GAAP Financial Measures

Six Months Ended June 30

(Unaudited)

(Dollars in Millions)

	2018	2017

Net Income - Omnicom Group Inc.	$628.3	$570.4
Net Income Attributed To Noncontrolling Interests	51.2	47.1
Net Income	679.5	617.5
Income From Equity Method Investments	2.6	1.6
Income Tax Expense	227.7	274.7
Income Before Income Taxes	904.6	890.6
Interest Income	29.3	25.3
Interest Expense	128.6	121.9
Operating Profit	1,003.9	987.2
Add back: Amortization of intangible assets	54.5	58.9
Earnings before interest, taxes and amortization of intangible assets ("EBITA")	$1,058.4	$1,046.1

Revenue	$7,489.2	$7,377.6
EBITA	$1,058.4	$1,046.1
EBITA Margin - %	14.1%	14.2%

The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to EBITA (defined as earnings before interest, taxes and amortization of intangibles) and EBITA Margin (defined as EBITA divided by revenue) for the periods presented. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization of intangible assets arising from acquisitions). Accordingly, we believe they are useful measures for investors to evaluate the performance of our business. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.